Exhibit (g)(2)(a)

1801 California St., Suite 5200 Denver, Colorado 80202 (720) 493-4256

April 22, 2020

State Street Bank and Trust Company

Channel Center

1 Iron Street

Boston, MA 02210

Attention: Wendy Silverman

William R. Sacco

Re: Master Custodian and Fund Accounting Agreement

Ladies and Gentlemen:

Reference is made to a Master Custodian and Fund Accounting Agreement dated January 1, 2011, as amended (the "Custodian Agreement") by and among each registered investment management company party thereto (referred to therein as a "Fund") and State Street Bank and Trust Company ("State Street").

In accordance with Section 19.6, the Additional Portfolios provision, of the Custodian Agreement, the undersigned hereby requests that State Street act as Custodian for each separate series of each Fund as listed on Appendix A-1 attached hereto ("Portfolios") under the terms of the Custodian Agreement. In connection with such request, the undersigned hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 19.7 of the Custodian Agreement.

Kindly indicate your acceptance of the foregoing by executing two (2) copies of this letter agreement, returning one and retaining one for your records.

Sincerely,

Transamerica Funds

Transamerica Series Trust

Transamerica Asset Allocation Variable Funds

Transamerica Small Company Growth Liquidating Trust

Transamerica Global Allocation Liquidating Trust

By:	/s/ Christopher A. Staples
Name:	Christopher A. Staples
Title:	Vice President and Chief Investment Officer, Advisory Services

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:

Name:

Title:

Effective Date: May 1, 2020

APPENDIX A - 1

As of May 1, 2020

TRANSAMERICA FUNDS

FUND NAME

Transamerica Clear Track 2015

Transamerica Clear Track 2020

Transamerica Clear Track 2025

Transamerica Clear Track 2030

Transamerica Clear Track 2035

Transamerica Clear Track 2040

Transamerica Clear Track 2045

Transamerica Clear Track 2050

Transamerica Clear Track 2055

Transamerica Clear Track 2060

Transamerica Clear Track Retirement Income

Transamerica Asset Allocation – Conservative Portfolio

Transamerica Asset Allocation – Growth Portfolio

Transamerica Asset Allocation – Intermediate Horizon

Transamerica Asset Allocation – Long Horizon

Transamerica Asset Allocation – Moderate Growth Portfolio

Transamerica Asset Allocation – Moderate Portfolio

Transamerica Asset Allocation – Short Horizon

Transamerica Balanced II

Transamerica Bond

Transamerica Capital Growth

Transamerica Core Bond

Transamerica Dividend Focused

Transamerica Dynamic Income

Transamerica Emerging Markets Debt

Transamerica Emerging Markets Equity

Transamerica Emerging Markets Opportunities

Transamerica Event Driven

Transamerica Floating Rate

Transamerica Global Equity

Transamerica Global Real Estate Securities

Transamerica Government Money Market

Transamerica High Quality Bond

Transamerica High Yield Bond

Transamerica High Yield Muni

Transamerica Inflation Opportunities

Transamerica Inflation-Protected Securities

Transamerica Intermediate Bond

Transamerica Intermediate Muni

Transamerica International Equity

Transamerica International Growth

Transamerica International Small Cap Value

Transamerica International Stock

Transamerica Large Cap Value

Transamerica Large Core

Transamerica Large Growth

Transamerica Large Value Opportunities

Transamerica Mid Cap Growth

Transamerica Mid Cap Value

Transamerica Mid Cap Value Opportunities

Transamerica MLP & Energy Income

Transamerica Multi-Asset Income

Transamerica Multi-Managed Balanced

Transamerica Short-Term Bond

Transamerica Small Cap Core

Transamerica Small Cap Growth

Transamerica Small Cap Value

Transamerica Small/Mid Cap Value

Transamerica Stock Index

Transamerica Total Return

Transamerica Unconstrained Bond

Transamerica US Growth

TRANSAMERICA SERIES TRUST

Fund Name

Transamerica 60/40 Allocation VP Transamerica Aegon High Yield Bond VP

Transamerica Aegon U.S. Government Securities VP Transamerica American Funds Managed Risk VP Transamerica Barrow Hanley Dividend Focused VP Transamerica BlackRock Global Real Estate Securities VP Transamerica BlackRock Government Money Market VP Transamerica BlackRock iShares Edge 40 VP  Transamerica BlackRock iShares Edge 50 VP

Transamerica BlackRock iShares Edge 75 VP

Transamerica BlackRock iShares Edge 100 VP

Transamerica BlackRock Tactical Allocation VP Transamerica Goldman Sachs 70/30 Allocation VP

Transamerica International Growth VP (formerly, Transamerica Greystone International Growth VP) Transamerica Janus Balanced VP

Transamerica Janus Mid-Cap Growth VP

Transamerica JPMorgan Asset Allocation – Conservative VP Transamerica JPMorgan Asset Allocation – Growth VP Transamerica JPMorgan Asset Allocation – Moderate Growth VP Transamerica JPMorgan Asset Allocation – Moderate VP Transamerica JPMorgan Core Bond VP

Transamerica JPMorgan Enhanced Index VP

Transamerica JPMorgan International Moderate Growth VP Transamerica JPMorgan Mid Cap Value VP

Transamerica JPMorgan Tactical Allocation VP

Transamerica Legg Mason Dynamic Allocation – Balanced VP

Transamerica Legg Mason Dynamic Allocation – Growth VP Transamerica Levin Large Cap Value VP

Transamerica Madison Diversified Income VP

Transamerica Managed Risk – Balanced ETF VP

Transamerica Managed Risk – Conservative ETF VP Transamerica Managed Risk – Growth ETF VP

Transamerica Market Participation Strategy VP

Transamerica Morgan Stanley Capital Growth VP

Transamerica Morgan Stanley Global Allocation VP (formerly, Transamerica BlackRock Global Allocation VP)

Transamerica Morgan Stanley Global Allocation Managed Risk – Balanced VP (formerly, Transamerica BlackRock Global Allocation Managed Risk – Balanced VP

Transamerica MSCI EAFE Index VP (formerly, Transamerica International Equity Index VP) Transamerica Multi-Managed Balanced VP

Transamerica PIMCO Tactical – Balanced VP Transamerica PIMCO Tactical – Conservative VP Transamerica PIMCO Tactical – Growth VP

Transamerica PIMCO Total Return VP

Transamerica PineBridge Inflation Opportunities VP Transamerica ProFund UltraBear VP

Transamerica QS Investors Active Asset Allocation - Conservative VP Transamerica QS Investors Active Asset Allocation - Moderate Growth VP Transamerica QS Investors Active Asset Allocation - Moderate VP

Transamerica S&P 500 Index VP (formerly, Transamerica U.S. Equity Index VP) Transamerica Small/Mid Cap Value VP

Transamerica T.Rowe Price Small Cap VP

Transamerica TS&W International Equity VP Transamerica WMC US Growth VP Transamerica WMC US Growth II VP

TRANSAMERICA ASSET ALLOCATION VARIABLE FUNDS

Fund Name

Transamerica Asset Allocation – Intermediate Horizon Subaccount

Transamerica Asset Allocation – Intermediate/Long Horizon Subaccount

Transamerica Asset Allocation – Short Horizon Subaccount

Transamerica Small Company Growth Liquidating Trust

Transamerica Global Allocation Liquidating Trust